Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$213,227,820
Unrealized Gain (Loss) on Market Value of Futures	(65,009,670)
Dividend Income	122,599
Interest Income	2,101,555
ETF Transaction Fees	55,000
Total Income (Loss)	$150,497,304

Expenses
General Partner Management Fees	$792,278
Professional Fees	175,215
Brokerage Commissions	273,139
Non-interested Directors' Fees and Expenses	16,656
Prepaid Insurance Expense	12,328
NYMEX License Fee	26,409
SEC & FINRA Registration Expense	29,592
Total Expenses	$1,325,617
Net Income (Loss)	$149,171,687

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/18	$2,019,531,410
Additions (39,600,000 Shares)	499,695,105
Withdrawals (45,700,000 Shares)	(579,736,399)
Net Income (Loss)	149,171,687

Net Asset Value End of Month	$2,088,661,803
Net Asset Value Per Share (161,100,000 Shares)	$12.97

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612